As filed with the Securities and Exchange Commission on October 31, 2024

Registration No. 333-282778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	76-0675953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Travis, Suite 1425

Houston, TX 77002

(713) 222-6966

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Terwilliger

Chief Executive Officer and President

Houston American Energy Corp.

801 Travis, Suite 1425

Houston, TX 77002

Telephone: (713) 222-6966

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a Copy to: Attn.: Samuel E. Whitley Whitley LLP Attorneys at Law 24285 Katy Freeway, Suite 300 Katy, TX 77494 Telephone: (281) 206-0434

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY STATEMENT

We are filing this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-282778) as an exhibit-only filing solely to (1) update the telephone number for the Company’s counsel on the cover page, and (2) replace the legality opinion originally filed with the Commission with the opinion filed herewith. Accordingly, this amendment consists of the facing page, this explanatory note, the exhibit list in Part II, the signature page to the registration statement and the amended legality opinion. The remainder of the registration statement is unchanged and has therefore been omitted.

Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

3.1	Certificate of Incorporation (filed with our registration statement on Form S-4 on August 3, 2001 (SEC file number 333-66638) and incorporated by reference herein)

3.2	Certificate of Amendment to Certificate of Incorporation (filed with our registration statement on Form S-4 on October 1, 2001 (SEC file number 333-66638) and incorporated by reference herein)

3.3	Certificate of Amendment to Certificate of Incorporation, dated June 11, 2013 (filed with our Definitive Proxy Statement on Schedule 14A on April 23, 2013 and incorporated by reference herein)

3.4	Certificate of Amendment to Certificate of Incorporation (filed with our Current Report on Form 8-K on July 21, 2020 (SEC file number 001-32955) and incorporated herein by reference)

3.5	Certificate of Amendment to Certificate of Incorporation

3.6	Amended and Restated Bylaws (filed with our Current Report on Form 8-K on November 29, 2007 (SEC file number 001-32955) and incorporated by reference herein)

4.1	Form of Senior Indenture (filed with our registration statement on Form S-3 on June 25, 2009 (SEC file number 333-160219) and incorporated by reference herein)

4.2	Form of Subordinated Indenture (filed with our registration statement on Form S-3 on June 25, 2009 (SEC file number 333-160219) and incorporated by reference herein)

4.3	Form of Warrant (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.4	Form of Unit Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.5	Form of Common Stock Certificate (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.6	Form of Preferred Stock Certificate (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.7	Form of Certificate of Designation with respect to Preferred Stock (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.8	Form of Warrant, dated 2019 (filed with our Current Report on Form 8-K on September 20, 2019 (SEC filed number 333-220990) and incorporated by reference herein)

5.1*	Opinion of Whitley LLP Attorneys at Law

23.1	Consent of Marcum LLP, independent registered public accounting firm

23.2	Consent of Russell K. Hall & Associates, Inc.

23.3*	Consent of Whitley LLP Attorneys at Law (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature page to the registration statement).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

107	Filing fees

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 31, 2024.

HOUSTON AMERICAN ENERGY CORP.

By:	/s/ John Terwilliger
John Terwilliger
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Terwilliger as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorney-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Terwilliger	Chairman, Chief Executive Officer and	October 30, 2024
John Terwilliger	President (Principal Executive Officer and Principal Financial Officer)

/s/ Stephen Hartzell	Director	October 30, 2024
Stephen Hartzell

/s/ Keith Grimes	Director	October 30, 2024
Keith Grimes

/s/ James Schoonover	Director	October 30, 2024
James Schoonover